EXHIBIT 99.3

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

2006 First Quarter

Net Income (Loss)

($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$2,002			$2,002

Chemical	248			248

Corporate
Interest expense, net	(29)			(29)

Other	(73)			(73)

Taxes	(932)			(932)

Income from continuing operations	1,216	–		1,216
Discontinued operations, net of tax	13	(13)	Discontinued operations, net	–
Net Income	$1,229	$(13)		$1,216

Basic Earnings Per Common Share
Income from continuing operations	$2.87			$2.87
Discontinued operations, net	0.03			–
Net Income	$2.90			$2.87

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

2005 First Quarter

Net Income (Loss)

($ millions)

	Reported Income	Significant Items Affecting Income		Core Earnings
Oil & Gas	$1,349			$1,349

Chemical	214			214

Corporate
Interest expense, net	(61)	10	Debt purchases	(51)

Other	(51)			(51)

Taxes	(601)	10	State tax issue	(595)
		(4)	Tax effect of adjustments
Income from continuing operations	850	16		866
Discontinued operations, net of tax	(4)	4	Discontinued operations, net	–
Net Income	$846	$20		$866

Basic Earnings Per Common Share
Income from continuing operations	$2.12			$2.16
Discontinued operations, net of tax	(0.01)			–
Net Income	$2.11			$2.16

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

Items Affecting Comparability of Core Earnings Between Periods

The item(s) below are included in core earnings but are shown in this table because they affect the comparability of core earnings between periods.

Pre-tax Income / (Expense)	First Quarter
	2006	2005
Corporate
Environmental remediation	(7)	(9)

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

Worldwide Effective Tax Rate

	QUARTERLY
REPORTED INCOME	2006 QTR 1	2005 QTR 4	2005 QTR 1
Oil & Gas (a)	2,002	1,859	1,349
Chemicals	248	165	214
Corporate & other	(102)	(112)	(112)
Pre-tax income	2,148	1,912	1,451

Income tax expense
Federal and state	460	393	349
Foreign (a)	472	371	252
Total	932	764	601

Income from continuing operations	1,216	1,148	850

Worldwide effective tax rate	43%	40%	41%

CORE INCOME	2006 QTR 1	2005 QTR 4	2005 QTR 1
Oil & Gas (a)	2,002	1,868	1,349
Chemicals	248	171	214
Corporate & other	(102)	(111)	(102)
Pre-tax income	2,148	1,928	1,461

Income tax expense
Federal and state	460	399	343
Foreign (a)	472	371	252
Total	932	770	595

Core income	1,216	1,158	866

Worldwide effective tax rate	43%	40%	41%

(a) Revenues and income tax expense include taxes owed by Occidental but paid by governmental entities on its behalf. Oil and gas pre-tax income includes the following revenue amounts by periods.

2006 QTR 1	2005 QTR 4	2005 QTR 1
290	211	187

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

2006 First Quarter Net Income (Loss)

Reported Income Comparison

	First Quarter 2006	Fourth Quarter 2005	B / (W)
Oil & Gas	$2,002	$1,859	$143
Chemical	248	165	83
Corporate
Interest expense, net	(29)	(23)	(6)
Other	(73)	(89)	16
Taxes	(932)	(764)	(168)
Income from continuing operations	1,216	1,148	68
Discontinued operations, net	13	4	9
Net Income	$1,229	$1,152	$77

Basic Earnings Per Common Share
Income from continuing operations	$2.87	$2.83	$0.04
Discontinued operations, net	0.03	0.01	0.02
Net Income	$2.90	$2.84	$0.06

Worldwide Effective Tax Rate	43%	40%	-3%

OCCIDENTAL PETROLEUM

2006 First Quarter Net Income (Loss)

Core Earnings Comparison

	First Quarter 2006	Fourth Quarter 2005	B / (W)
Oil & Gas	$2,002	$1,868	$134
Chemical	248	171	77
Corporate
Interest expense, net	(29)	(22)	(7)
Other	(73)	(89)	16
Taxes	(932)	(770)	(162)
Net Income	$1,216	$1,158	$58

Core Earnings Per Common Share	$2.87	$2.86	$0.01

Worldwide Effective Tax Rate	43%	40%	-3%

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

Oil & Gas

Core Earnings Variance Analysis

($ millions)

2006 1st Quarter	$2,002
2005 4th Quarter	1,868
$134

Sales Price	$92

Sales Volume/Mix	62

Exploration Expense	53

All Others *	(73)
TOTAL VARIANCE	$134

*DD&A rate increase (30) and higher operating and general and administrative costs

OCCIDENTAL PETROLEUM

Chemical

Core Earnings Variance Analysis

($ millions)

2006 1st Quarter	$248
2005 4th Quarter	171
	$77

Sales Price	$(27)

Sales Volume/Mix	16

Operations/Manufacturing	100	*

All Others	(12)
TOTAL VARIANCE	$77

* Lower feedstock and energy costs

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

2006 First Quarter Net Income (Loss)

Reported Income Comparison

	First Quarter 2006	First Quarter 2005	B / (W)
Oil & Gas	$2,002	$1,349	$653
Chemical	248	214	34
Corporate
Interest expense, net	(29)	(61)	32
Other	(73)	(51)	(22)
Taxes	(932)	(601)	(331)
Income from continuing operations	1,216	850	366
Discontinued operations, net	13	(4)	17
Net Income	$1,229	$846	$383

Basic Earnings Per Common Share
Income from continuing operations	$2.87	$2.12	$0.75
Discontinued operations, net	0.03	(0.01)	0.04
Net Income	$2.90	$2.11	$0.79

Worldwide Effective Tax Rate	43%	41%	-2%

OCCIDENTAL PETROLEUM

2006 First Quarter Net Income (Loss)

Core Earnings Comparison

	First Quarter 2006	First Quarter 2005	B / (W)
Oil & Gas	$2,002	$1,349	$653
Chemical	248	214	34
Corporate
Interest expense, net	(29)	(51)	22
Other	(73)	(51)	(22)
Taxes	(932)	(595)	(337)
Net Income	$1,216	$866	$350

Basic Earnings Per Common Share	$2.87	$2.16	$0.71

Worldwide Effective Tax Rate	43%	41%	-2%

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

Oil & Gas

Core Earnings Variance Analysis

($ millions)

2006 1st Quarter	$2,002
2005 1st Quarter	1,349
$653

Sales Price	$700

Sales Volume/Mix	198

Exploration Expense	(24)

All Others *	(221)
TOTAL VARIANCE	$653

*DD&A rate increase (68) and higher operating and general and administrative costs

OCCIDENTAL PETROLEUM

Chemical

Core Earnings Variance Analysis

($ millions)

2006 1st Quarter	$248
2005 1st Quarter	214
	$34

Sales Price	$93

Sales Volume/Mix	28

Operations/Manufacturing	(81)	*

All Others	(6)
TOTAL VARIANCE	$34

* Higher energy and feedstock costs

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

SUMMARY OF OPERATING STATISTICS

	First Quarter
	2006	2005
NET PRODUCTION PER DAY:
United States
Crude Oil and Liquids (MBL)
California	82	77
Permian	166	148
Horn Mountain	15	18
Hugoton and other	3	4
Total	266	247
Natural Gas (MMCF)
California	250	241
Hugoton and other	133	129
Permian	189	146
Horn Mountain	10	12
Total	582	528
Latin America
Crude Oil (MBL)
Argentina	24	–
Colombia	39	32
Ecuador	44	42
Total	107	74
Natural Gas (MMCF)
Argentina	13	–
Bolivia	13	–
	26	–
Middle East / North Africa
Crude Oil (MBL)
Oman	17	23
Qatar	44	43
Yemen	32	35
Libya	22	–
Total	115	101
Natural Gas (MMCF)
Oman	25	56

Other Eastern Hemisphere
Crude Oil (MBL)
Pakistan	4	5
Natural Gas (MMCF)
Pakistan	75	78

Barrels of Oil Equivalent (MBOE)

Subtotal consolidated subsidiaries	610	537
Other interests
Colombia – minority interest	(5)	(4)
Russia – Occidental net interest	29	30
Yemen – Occidental net interest	2	2
Total worldwide production (MBOE)	636	565

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

SUMMARY OF OPERATING STATISTICS

	First Quarter
	2006	2005

OIL & GAS:
PRICES
United States
Crude Oil ($/BBL)	55.25	44.24
Natural gas ($/MCF)	8.36	5.94

Latin America
Crude Oil ($/BBL)	48.84	39.87
Natural Gas ($/MCF)	1.76	–

Middle East / North Africa
Crude Oil ($/BBL)	57.94	42.00
Natural Gas ($/MCF)	0.97	0.96

Other Eastern Hemisphere
Crude Oil ($/BBL)	50.63	37.97
Natural Gas ($/MCF)	2.85	2.21

Total Worldwide
Crude Oil ($/BBL)	53.11	41.71
Natural Gas ($/MCF)	6.94	4.89

	First Quarter
	2006	2005
Exploration Expense
Domestic	$32	$27
Latin America	3	15
Middle East / North Africa	23	1
Other Eastern Hemisphere	13	4
TOTAL	$71	$47

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

CHEMICALS

Volume (M Tons, except PVC Resins)

	First Quarter
MAJOR PRODUCTS	2006	2005
Chlorine	845	705
Caustic soda	771	714
Ethylene Dichloride	117	130
PVC Resins (millions of pounds)	949	1,025

CHEMICALS

Prices (Index)

	First Quarter
MAJOR PRODUCTS	2006	2005
Chlorine	2.59	2.56
Caustic soda	1.89	1.52
Ethylene Dichloride	1.44	1.78
PVC Resins	1.48	1.29

1987 through 1990 average price = 1.00

CHLORINE

OxyChem Commentary

•

Industry operating rates were impacted by normal seasonality in the chlorinated derivative and vinyls demand. Downstream chlorinated derivative inventories remain at minimum levels in the expectation that both raw material and energy costs could ease. Uncertainty regarding domestic and export demand in 2006 has also contributed to lower downstream inventory levels.

•

The normal seasonal slowdown in chlorine demand during the 1st quarter resulted in increased competitive pricing activity. Chlorine market prices moved lower during the 1st quarter, negating the impact of the $25 per ton price increase announced in the 3rd quarter of 2005.

Investor Relations Supplemental Schedules

•

OxyChem announced a $25 per ton price increase effective March 22nd or as contract terms permit. Other U.S. chlor-alkali producers have announced similar increases. This increase is in response to a tightening supply/demand balance expected in the 2nd quarter of 2006.

•	OxyChem anticipates improved 2nd quarter operating rates due to stronger demand in the vinyls, bleach, MDI/TDI and derivative markets.

Influencing Factors:

All operating issues related to the 2005 hurricanes have been corrected for chlorine producers and consumers. Chlorine demand has improved moving into the 2nd quarter with the expectation that the supply/demand balance will tighten in the 2nd and 3rd quarters. Gulf Coast rebuilding should begin to have a positive impact on chlorine demand starting in the 2nd quarter, further tightening the supply/demand balance.

CAUSTIC

OxyChem Commentary

•

OxyChem’s liquid caustic soda sales volume declined in the 1st quarter vs. the 4th quarter of 2005 due to normal seasonal weakness. Sales are expected to improve in the 2nd quarter as seasonal demand improves.

•

Pricing for liquid caustic soda came under pressure in the 1st quarter due to imports and seasonally low demand as the market continued to recover from the effects of the 2005 hurricanes and historically high caustic soda pricing.

•	OxyChem anticipates imports to return to more moderate levels in the 2nd quarter as the global supply/demand balance narrows and the U.S. Gulf Coast production returns to normal operating status.

Influencing Factors:

Demand for liquid caustic soda is expected to improve in the 2nd quarter narrowing the supply/demand balance. As a result, pricing is expected to stabilize in the 2nd quarter. However, unseasonably cool weather, increased imports or unfavorable changes in the U.S. manufacturing sector could impact the supply/demand balance and exert some pressure on 2nd quarter pricing.

EDC

OxyChem Commentary

•	EDC price improved slightly in the middle of the 1st quarter but fell back to 2005 end-of-year values by the end of the quarter as demand softened.

Investor Relations Supplemental Schedules

•	EDC prices ended the 1st quarter at $310-$330 per metric ton CFR Asia and are expected to further decline in April.

•	Balances remained long in the 1st quarter as Asian PVC demand was weaker than anticipated. Producers opted to slow PVC and VCM production rather than buy EDC and sell their product at low values.

Influencing Factors:

Demand for U.S. EDC exports will remain limited. Small fluctuations may be seen in EDC price but significant gains are not expected as PVC demand in Asia is not strong enough to overcome the economic advantage of calcium carbide based VCM production.

PVC/VCM

OxyChem Commentary

•	Declines in ethylene and natural gas resulted in expanding PVC spreads as PVC prices eroded at a slower pace.

•

Anticipation of lower PVC pricing due to declining feedstock costs moderated the normal seasonal build up in downstream PVC inventory. Buyers continued to focus on maintaining low inventories and selling higher cost inventory purchased in the 4th quarter 2005.

•

Domestic PVC resin prices were flat in January before declining $0.015 per pound in February and an additional $0.02 per pound in March. OxyVinyls announced a $0.02 per pound price increase effective April 1st.

•	Due to attractive domestic PVC margins, spot activity was elevated in the 1st quarter.

•	The Scotford PVC plant in Alberta, Canada was shut down at the end of January due to the lack of an economical supply of VCM.

•	PVC resin export prices ended the quarter at $720 - $730 per metric ton CFR Southeast Asia.

•	Due in part to the influence of Asian PVC in the Latin American market, the U.S. export spot VCM price to Latin America ended the quarter at $700 per metric ton FOB U.S. Gulf Coast.

•

Asian VCM prices ended the quarter at $600 per metric ton CFR, an increase of $50 per metric ton from year end 2005. With the continued high freight rates and ethylene cost, this price was not economical for U.S. producers. Since January, U.S. producers have began supplying Latin America based on lower energy cost.

Investor Relations Supplemental Schedules

Influencing Factors:

PVC demand was seasonally slow in the 1st quarter. It is believed that the lackluster demand is a result of anticipated lower domestic PVC pricing due to sharp declines in feedstock costs. Vinyls demand is expected to improve in the 2nd quarter as the spring construction season begins. Dow’s permanent closure of the Fort Saskatchewan VCM facility is expected to tighten the VCM supply/demand balance in the Americas.

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

SUMMARY OF OPERATING STATISTICS

	First Quarter
Capital Expenditures ($MM)	2006	2005
Oil & Gas
California	$103	$82
Permian	127	63
Other - U.S.	67	29
Latin America	56	51
Middle East / North Africa	209	273
Other Eastern Hemisphere	6	8
Chemicals	33	28
Corporate	4	2
TOTAL	$605	$536

Depreciation, Depletion &	First Quarter
Amortization of Assets ($MM)	2006	2005
Oil & Gas
Domestic	$205	$154
Latin America	70	25
Middle East / North Africa	129	90
Other Eastern Hemisphere	9	10
Chemicals	62	59
Corporate	5	6
TOTAL	$480	$344

Investor Relations Supplemental Schedules

OCCIDENTAL PETROLEUM

CORPORATE

($ millions)

	31-Mar-06	31-Dec-05

CAPITALIZATION

Current Maturities of Long-Term Debt	$255	$46

Long-Term Debt (including current maturities)	3,273	2,873

Subsidiary Preferred Stock	75	75

Others	25	25

Total Debt	$3,628	$3,019

EQUITY	$17,947	$15,032

Total Debt To Total Capitalization	17%	17%

Investor Relations Supplemental Schedules

See the investor relations supplemental schedules for the reconciliation of non-GAAP items. Statements in this presentation that contain words such as "will", "expect" or "estimate", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks, such as drilling of unsuccessful wells; global commodity pricing fluctuations and supply/demand considerations for oil, gas and chemicals; higher-than-expected costs; political risk; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements. The United States Securities and Exchange Commission (SEC) permits oil and natural gas companies, in their filings with the SEC, to disclose only proved reserves demonstrated by actual production or conclusive formation tests to be economically producible under existing economic and operating conditions. We use certain terms in this presentation, such as probable, possible and recoverable reserves, that the SEC's guidelines strictly prohibit us from using in filings with the SEC. U.S. investors are urged to consider carefully the disclosure in our Form 10-K, available through the following toll-free telephone number, 1-888-OXYPETE (1-888-699-7383) or on the Internet at http://www.oxy.com. You also can obtain a copy from the SEC by calling 1-800-SEC-0330.